Exhibit 10.20(c)
MANDATORY DISTRIBUTION AMENDMENT
(Code Section 401(a)(31)(B))
(For Use with PPD Plans)
ARTICLE I
APPLICATION OF AMENDMENT
1.1	Effective Date. Unless a later effective date is specified in Article III of this Amendment, the provisions of this Amendment will apply with respect to distributions made on or after March 28, 2005.

1.2	Precedence. This Amendment supersedes any inconsistent provision of the Plan.

1.3	Adoption by prototype sponsor. Except as otherwise provided herein, pursuant to authority granted by Section 5.01 of Revenue Procedure 2000-20, the sponsoring organization of the prototype hereby adopts this amendment on behalf of all adopting employers.
ARTICLE II
DEFAULT PROVISION: LOWER MANDATORY CASH-OUT
THRESHOLD TO $1,000
Unless the Employer otherwise elects in Article III of this Amendment, the provisions of the Plan for the mandatory distribution of amounts not exceeding $5,000, are amended as follows:
The $5,000 threshold in such provisions is reduced to $1,000 and the value of the Participant’s interest in the Plan for such purpose shall include any rollover contributions (and earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).
ARTICLE III
EMPLOYER’S ALTERNATIVE ELECTIONS
3.1	☑ Effective Date of Plan Amendment

This Amendment applies with respect to distributions made on or after November 1, 2005 (may be a date later than March 28, 2005, only if the terms of the Plan already comply with Code Section 401(a)(31)(B)).

3.2	☑ Election to implement automatic IRA rollover rules

IRA rollover of amounts over $1,000. In lieu of the default provision in Article II of this Amendment, the provisions of the Plan concerning mandatory distributions of amounts not exceeding $5,000 are amended as follows:

In the event of a mandatory distribution greater than $1,000 that is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant’s consent, if the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.

3.3	☐ Election to modify mandatory distribution threshold (may not be elected if 3.2 above is elected)

In lieu of the default provision in Article II of this Amendment, the provisions of the Plan that provide for the involuntary distribution of vested accrued benefits of $5,000 or less, are modified as follows:
a.	☐ No mandatory distributions. Participant consent to the distribution shall now be required before the distribution may be made.
Except with respect to any election made by the employer in Article III, this Amendment is hereby adopted by the prototype sponsoring organization on behalf of all adopting employers on:
[Sponsor’s signature and Adoption Date are on file with Sponsor]
NOTE: The employer only needs to execute this Amendment if the employer has made an election in Article III herein.
This amendment is executed as follows:

Name of Plan:	Allied Capital 401(k) Plan

Name of Employer:	Allied Capital Corporation

By: s/Kelly A. Anderson	Date:11/1/2005
EMPLOYER